UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

LASER PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2022, the registrant (“Laser Photonics”) promoted Tim Schick, CFA, currently Vice President of Finance, to Chief Financial Officer effective October 5, 2022. Mr. Schick was appointed by Laser Photonics as Vice President of Finance on July 22, 2022, as set forth in the Current Report on Form 8-K filed July 28, 2022, with the Securities and Exchange Commission. The promotion of Mr. Schick was done in conjunction with the closing of its underwritten initial public offering of 3,000,000 shares of the common stock of Laser Photonics at a public offering price of $5.00 per share for gross proceeds of $15,000,000, before underwriting discounts and commissions (the “Offering”). In addition, Laser Photonics granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of its common stock. The shares began trading on September 30, 2022, on the Nasdaq Capital Market under the ticker symbol “LASE.” Laser Photonics received net proceeds of approximately $12.9 million after deducting the underwriting discounts and commissions and offering expenses, excluding any exercise of the over-allotment option or the Representative’s Warrant issued to Alexander Capital, L.P. as representative of the underwriters, in connection with the Offering.

On October 5, 2022, Laser Photonics issued a press release announcing the promotion of Tim Schick, CFA, to the position of its Chief Financial Officer. A copy of the press release is attached hereto and incorporated herein to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01. Other Events.

On September 29, 2022, Laser Photonics issued a press release announcing the pricing of the Offering. On October 4, 2022, Laser Photonics issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto and incorporated herein to this Current Report on Form 8-K as Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated October 5, 2022
99.2	Pricing Press Release Issued by Laser Photonics Corporation dated September 29, 202
99.3	Closing Press Release Issued by Laser Photonics Corporation dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Laser Photonics Corporation

Date: October 5, 2022	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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